UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Riverfront Plaza, Corning, New York		14831
(Address of principal executive offices)		(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 13, 2017, Corning Incorporated (the “Company”) completed a public offering (the “Offering”) pursuant to a Prospectus dated January 16, 2015 and the Prospectus Supplement dated November 6, 2017 (the “Prospectus Supplement”), and the sale of the Notes (as defined below) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) and a Pricing Agreement (the “Pricing Agreement”), each dated November 6, 2017 and each between the Company and Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the Offering, the Company sold to the Underwriters $750,000,000 aggregate principal amount of the Company’s 4.375% Notes due 2057 (the “Notes”).

The Notes were sold to the public at a price equal to 99.962% of the aggregate principal amount of the Notes. As set forth in the Prospectus Supplement, the Company expects to receive net proceeds from the sale of the Notes, after deducting the underwriting discounts and estimated offering expenses, of approximately $742 million.

The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include repurchases of its common stock and payment of dividends under its strategy and capital allocation framework, repayment or reduction of other outstanding debt, financing acquisitions, additions to working capital, capital expenditures and investments. The Company may invest the net proceeds from the sale of the notes in short-term investments pending their use for such purposes.

The Notes were issued pursuant to an Indenture (the “Indenture”) dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee, and an Officers’ Certificate of the Company, delivered pursuant to Sections 201 and 301 of the Indenture, establishing the Notes and their terms.

The Company offered and sold the Notes under the Company’s Registration Statement on Form S-3 (Registration No. 333-201584) (the “Registration Statement”), which registration statement relates to the offer and sale from time to time of an indeterminate amount of the Company’s securities, including debt securities. This Current Report on Form 8-K is being filed in connection with the offer and sale of the Notes as described herein and to file with the Commission, in connection with the Registration Statement, the documents and instruments attached hereto as exhibits. The summary included in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the exhibits filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following documents are filed as exhibits to this Current Report on Form 8-K:

1.1	Underwriting Agreement, dated November 6, 2017, between the Company and the Underwriters

1.2	Pricing Agreement, dated November 6, 2017, between the Company and the Underwriters

4.1	Officers’ Certificate of the Company, dated November 13, 2017, pursuant to Sections 201 and 301 of the Indenture dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee, establishing the Notes and their terms (excluding exhibits thereto)

4.2	Form of Global Note representing the 4.375% Notes due 2057 of the Company

5.1	Legal Opinion of Linda E. Jolly, Vice President and Corporate Secretary of the Company, dated November 13, 2017

5.2	Consent of Linda E. Jolly (included in Exhibit 5.1)

12.1	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

EXHIBIT INDEX

Exhibit Number	Description

(d) Exhibits

1.1	Underwriting Agreement, dated November 6, 2017, between the Company and the Underwriters

1.2	Pricing Agreement, dated November 6, 2017, between the Company and the Underwriters

4.1	Officers’ Certificate of the Company, dated November 13, 2017, pursuant to Sections 201 and 301 of the Indenture dated as of November 8, 2000, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as Trustee, establishing the Notes and their terms (excluding exhibits thereto)

4.2	Form of Global Note representing the 4.375% Notes due 2057 of the Company

5.1	Legal Opinion of Linda E. Jolly, Vice President and Corporate Secretary of the Company, dated November 13, 2017

5.2	Consent of Linda E. Jolly (included in Exhibit 5.1)

12.1	Computation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 13, 2017

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Name:	Linda E. Jolly
Title:	Vice President and Corporate Secretary